As filed with the Securities and Exchange Commission on June 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

First Cash Financial Services, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	6159	75-2237318
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

690 East Lamar Blvd., Suite 400

Arlington, Texas 76011

(817) 460-3947

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Douglas Orr

Executive Vice President and Chief Financial Officer

First Cash Financial Services, Inc.

690 East Lamar Blvd., Suite 400

Arlington, Texas 76011

(817) 460-3947

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

M. Hill Jeffries, Esq.

Alston & Bird LLP

1201 West Peachtree Street, Suite 4200

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

*	Includes certain subsidiaries of First Cash Financial Services, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.75% Senior Notes due 2021	$200,000,000	100%	$200,000,000	$25,760
Guarantees of 6.75% Notes due 2021(2)	—	—	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).
(2)	No separate consideration was received for the guarantees. Each subsidiary of First Cash Financial Services, Inc. that is listed below in the Table of Additional Registrant Guarantors has guaranteed the notes being registered.
(3)	In accordance with Rule 457(n), no separate fee is payable with respect to guarantees of the securities being registered.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
College Park Jewelers, Inc.	Maryland	52-1825225
Famous Pawn, Inc.	Maryland	52-1580081
FCFS CO, Inc.	Colorado	45-5096910
First Cash Corp.	Delaware	74-2984834
First Cash Credit, Ltd.	Texas	20-2990594
First Cash, Ltd.	Texas	75-2914767
First Cash Management, L.L.C.	Delaware	74-2984839
First Cash Credit Management, L.L.C.	Texas	20-2990765
King Pawn, Inc.	Maryland	52-1974787
LTS, Incorporated	Colorado	84-1322572
Maryland Precious Metals Inc.	Maryland	52-2111053
Mister Money – RM, Inc.	Colorado	45-0617205

(1)	The address for each Registrant Guarantor is 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011, and the telephone number for each Registrant Guarantor is (817) 460-3947. The Primary Industrial Classification Code for each Registrant Guarantor is 6159.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 27, 2014

PROSPECTUS

First Cash Financial Services, Inc.

Offer to Exchange

Up to $200,000,000 aggregate principal amount of

6.75% Senior Notes due 2021

That have not been registered under the Securities Act of 1933

For

Up to $200,000,000 aggregate principal amount of

6.75% Senior Notes due 2021

That have been registered under the Securities Act of 1933

We are offering to exchange $200,000,000 aggregate principal amount of our outstanding, unregistered 6.75% Senior Notes due 2021 (the “old notes”) for an equivalent amount of registered 6.75% Senior Notes due 2021 (the “new notes,” and, together with the old notes, the “notes”).

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2014, unless extended.

Terms of the New Notes Offered in the Exchange Offer:

•	The terms of the new notes are identical to the terms of the old notes, except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer, registration rights or provisions for payment of special interest.

Terms of the Exchange Offer:

•	We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless extended.

•	Tenders of the old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of the new notes for the old notes will not be a taxable event for U.S. federal income tax purposes.

•	The old notes are, and the new notes will be, guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee indebtedness under our revolving credit facility.

•	We will not receive any proceeds from the exchange offer.

•	We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the old notes.

There is no established trading market for the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale for such period of time as such broker-dealer must comply with the applicable prospectus delivery requirements of the Securities Act. See “Plan of Distribution.”

Investing in the new notes involves risks. See “Risk Factors” beginning on page 10 for a discussion of certain factors you should consider in connection with this exchange offer and an investment in the new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the trustee has not, authorized anyone to provide you information different from that contained or incorporated by reference in this prospectus. We are not, and the trustee is not, making an offer of these securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the new notes.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

First Cash Financial Services, Inc.

Attention: R. Douglas Orr

690 East Lamar Blvd., Suite 400

Arlington, Texas 76011

Oral requests should be made by telephoning (817) 460-3947.

In order to obtain timely delivery, you must request the information no later than                     , 2014, which is five business days before the expiration date of the exchange offer.

i

FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements about our business, financial condition and prospects. Forward-looking statements can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should” or “targets,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this prospectus may include, without limitation, our expectations of earnings per share, earnings growth, expansion strategies, regulatory exposures, store openings, liquidity (including the availability of capital under existing credit facilities), cash flow, consumer demand for our products and services, income tax rates, currency exchange rates and the price of gold and the impacts thereof, earnings and related transaction expenses from acquisitions, the ability to successfully integrate acquisitions and other performance results.

We make forward-looking statements to provide management’s current assessment of our business, but these statements are inherently subject to risks and uncertainties. Although we believe that the expectations reflected in our forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Various factors may cause results to differ materially from those anticipated by the forward-looking statements made in this prospectus. Such factors may include:

•	changes in regional, national or international economic conditions, including inflation rates, unemployment rates and energy prices;

•	changes in consumer demand, including purchasing, borrowing and repayment behaviors;

•	changes in pawn forfeiture rates and credit loss provisions;

•	changes in the market value of pawn collateral and merchandise inventories, including gold prices and the value of consumer electronics and other products;

•	changes or increases in competition;

•	the ability to locate, open and staff new stores and successfully integrate acquisitions;

•	the availability or access to sources of used merchandise inventory;

•	changes in credit markets, interest rates and the ability to establish, renew and/or extend our debt financing;

•	the ability to maintain banking relationships for treasury services and processing of certain consumer lending transactions;

•	the ability to hire and retain key management personnel;

•	new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting pawn businesses, consumer loan businesses and credit services organizations (in both the United States and Mexico);

•	risks and uncertainties related to foreign operations in Mexico;

•	changes in import/export regulations and tariffs or duties;

•	changes in anti-money laundering and gun control regulations;

•	unforeseen litigation;

•	changes in tax rates or policies in the U.S. and Mexico;

•	changes in foreign currency exchange rates;

•	inclement weather, natural disasters and public health issues;

•	security breaches, cyber attacks or fraudulent activity;

•	a prolonged interruption in the operation of our facilities, systems and business functions, including our information technology and other business systems;

•	the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; and

•	future business decisions.

These and other risks, uncertainties and regulatory developments are further and more completely described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and, to the extent applicable, any reports that we subsequently file with the Securities and Exchange Commission (the “SEC”) which are incorporated by reference in this prospectus.

You should not place undue reliance on forward-looking statements, which speak only as of the dates they are made. We undertake no obligation to update or revise any of our forward-looking statements except as required by law.

PROSPECTUS SUMMARY

This section highlights information that appears elsewhere in this prospectus. Because this section is a summary, it may not contain all the information that may be important to you. You should read the following summary together with the more detailed information appearing elsewhere in or incorporated by reference in this prospectus, including the section titled “Risk Factors” and the financial statements and related notes incorporated by reference herein, before making an investment decision.

The terms “we,” “our,” “us,” “First Cash” and the “Company,” as used in this prospectus, refer to First Cash Financial Services, Inc. and its wholly-owned subsidiaries, except where otherwise stated or where it is clear that the terms mean only First Cash Financial Services, Inc. All references to the “notes” refer to both the old notes and the new notes, except as otherwise indicated.

First Cash Financial Services, Inc.

We are a leading operator of retail-based pawn stores in the United States and Mexico based on revenue and number of store locations. As of March 31, 2014, we had 915 locations, consisting of 310 stores across 12 U.S. states and 605 stores across 26 states in Mexico. This reflects pawn store growth of 12% in the United States and 8% in Mexico since March 31, 2013. For the year ended December 31, 2013, we generated total revenue and EBITDA from continuing operations of $660.8 million and $138.7 million, respectively, representing an increase of 12% and 2%, respectively, over 2012 amounts.

Our primary business is the operation of large format, full-service pawn stores, which engage mainly in retail sales and the purchase of secondhand goods as well as offer consumer financial services products. These pawn stores generate significant retail sales from the merchandise acquired through collateral forfeitures and over-the-counter purchases from customers. The pawn stores are also a convenient source for small consumer loans to help customers meet their short-term cash needs. Personal property such as jewelry, consumer electronics, power tools, household appliances, sporting goods and musical instruments are pledged as collateral for the loans. In addition, some of our pawn stores offer small unsecured consumer loans or credit services products. Our strategy is to focus on growing our retail-based pawn operations in the United States and Mexico through new store openings and strategic acquisition opportunities as they arise.

In addition to our pawn stores, we operate a small number of stand-alone consumer finance stores in Texas and Mexico. These stores primarily provide consumer financial services products including credit services and small unsecured consumer loans. The product mix in these stores varies by market. We consider the credit services and consumer loan products generated through these locations to be non-core, non-growth revenue streams, representing less than 11% of our pawn and consumer loan balance, net of allowances for losses, as of December 31, 2013.

Our principal executive offices are located at 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011. The telephone number at our principal executive offices is (817) 460-3947.

Risk Factors

You should carefully consider the information set forth in this prospectus, including the information and documents incorporated by reference, before participating in the exchange offer. In particular, before tendering any old notes, you should read the section entitled “Risk Factors” for an explanation of certain risks of investing in the new notes. For a description of risks related to our industry and business, you should also evaluate the risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and, to the extent applicable, any subsequently filed reports, which are incorporated by reference in this prospectus.

The Exchange Offer

On March 24, 2014, we completed a private offering of $200.0 million aggregate principal amount of the old notes. As part of the private offering, we entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to consummate the exchange offer for the old notes. The following is a summary of the exchange offer.

Old Notes	6.75% Senior Notes due 2021, which were issued on March 24, 2014.

New Notes	6.75% Senior Notes due 2021. The terms of the new notes are substantially identical to those terms of the outstanding old notes, except that the transfer restrictions, registration rights and special interest provisions relating to the old notes will not apply to the new notes.

The Exchange Offer	We are offering to exchange up to $200.0 million aggregate principal amount of our new notes that have been registered under the Securities Act for an equal principal amount of our outstanding old notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The new notes will evidence the same debt as the corresponding old notes and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. Holders of the old notes do not have any appraisal or dissenter’s rights in connection with the exchange offer. Because the new notes will be registered, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered, and had their old notes accepted, in the exchange offer will have no registration rights. Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014 unless we decide to extend it.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive. The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described under the heading “The Exchange Offer—Exchange Offer Procedures,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•	tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to BOKF, NA dba Bank of Texas, as exchange agent, at one of the addresses listed below under the heading “The Exchange Offer—Exchange Agent;” or

•	tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book- entry transfer to constitute a valid tender of your old notes in the exchange offer, BOKF, NA dba Bank of Texas, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company (“DTC”) prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the heading “The Exchange Offer—Book-Entry Transfers.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2014. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer—Withdrawal Rights.”

United States Federal Income Tax Considerations	The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the heading “Certain U.S. Federal Income Tax Considerations” for more information regarding the U.S. federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Fees and Expenses	We will pay our entire expenses incident to the exchange offer.

Exchange Agent	We have appointed BOKF, NA dba Bank of Texas, as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the heading “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	you are acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act; and

•	you are not a broker-dealer tendering old notes acquired directly from us for your account.

By tendering your old notes as described in “The Exchange Offer—Exchange Offer Procedures,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for such period of time as such broker-dealer must comply with the applicable prospectus delivery requirements of the Securities Act. See “Plan of Distribution.”

Consequences of Not Exchanging Your Old Notes	If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In such event, you generally may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Description of the New Notes—Registration Rights; Special Interest.”

Terms of the New Notes

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the old notes. The new notes represent the same debt as the old notes for which they are being exchanged.

The following is a summary of the terms of the new notes. It may not contain all the information that is important to you. For a more detailed description of the new notes, please read “Description of the New Notes.”

Issuer	First Cash Financial Services, Inc.

Guarantors	The old notes are, and the new notes will be, guaranteed on a senior unsecured basis by all of our existing and future domestic subsidiaries that guarantee our revolving credit facility (the “2014 Credit Facility,”) which is unsecured subject to a limited pledge of 65% of the stock of certain of our non-U.S. subsidiaries in favor of the lenders. The note guarantees may be released under certain circumstances. See “Description of the New Notes.”

Notes Offered	$200,000,000 aggregate principal amount of 6.75% Senior Notes due 2021.

Maturity Date	April 1, 2021.

Interest	We will pay interest on the notes at the rate of 6.75% per year, payable semi-annually in arrears, on April 1 and October 1 of each year, beginning on October 1, 2014.

Optional Redemption	Beginning on April 1, 2017, we may on any one or more occasions redeem some or all of the notes at the redemption prices listed under “Description of the New Notes — Optional Redemption,” together with any accrued and unpaid interest, if any, on the notes to but not including the date of redemption.

Prior to April 1, 2017, we may on any one or more occasions redeem some or all of the notes at a “make-whole” redemption price described under “Description of the New Notes—Optional Redemption,” together with any accrued and unpaid interest, if any, to but not including the date of redemption.

In addition, on any one or more occasions prior to April 1, 2017, we may, at our option, redeem up to 35% of the notes with a cash amount equal to the net proceeds of certain equity offerings at a redemption price equal to 106.750% of the aggregate principal amount of the notes together with any accrued and unpaid interest, if any, to but not including the date of redemption.

Offer to Repurchase Upon Change of Control	If we experience certain kinds of changes of control, we will be required to offer to repurchase the notes for cash at 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to but not including the date of repurchase.

Ranking	The new notes and the related guarantees will be our and the guarantors’ senior unsecured obligations and:

•	will be pari passu in right of payment with all of our and the guarantors’ existing and future unsecured senior indebtedness;

•	will be senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness;

•	will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including the limited pledge of the stock of certain of our non-U.S. subsidiaries in favor of the lenders under the 2014 Credit Facility; and

•	will be structurally subordinated to all obligations of our and the guarantors’ existing and future subsidiaries that are not guarantors of the notes.

For the year ended December 31, 2013, our non-guarantor subsidiaries represented approximately 59% of total revenue, 54% of store level operating income from continuing operations before taxes and 54% of store level EBITDA from continuing operations. In addition, as of December 31, 2013, our non-guarantor subsidiaries held approximately 53% of store level operating assets.

Certain Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur more debt;

•	issue preferred stock;

•	pay dividends, redeem stock or make other distributions;

•	make certain investments;

•	create liens;

•	transfer or sell assets;

•	merge or consolidate; and

•	enter into transactions with our affiliates.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the New Notes—Certain Covenants” and “Description of the New Notes—Merger and Consolidation.”

Events of Default	If there is an event of default on the notes, all outstanding notes may be declared immediately due and payable in specified circumstances. Please read “Description of the New Notes—Events of Default and Remedies.”

Trustee	BOKF, NA dba Bank of Texas.

Governing Law	The notes and the indenture are governed by New York law.

Registration Rights	In the event we cannot effect the exchange offer within the time period required by the registration rights agreement and in other circumstances described in “Description of the New Notes — Registration Rights; Special Interest,” we agree to use commercially reasonable efforts to cause a shelf registration statement for the resale of the old notes to become effective.

Transfer Restrictions; Absence of a Public Market for the Notes	The new notes generally will be freely transferable but will also be new securities for which there will not initially be a trading market. There can be no assurance as to the development or liquidity of any trading market for the new notes.

RISK FACTORS

An investment in the new notes involves risks. Before you invest in the new notes, you should carefully consider the risk factors described below, together with the other information included or incorporated by reference in this prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013 and, to the extent applicable, any subsequently filed reports. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Risks Related to the Exchange Offer and Holding the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes subject to transfer restrictions and your ability to transfer outstanding notes will be adversely affected.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Unless we cannot effect the exchange offer and in certain circumstances, we do not plan to register any sale of the old notes under the Securities Act. See “Description of the New Notes —Registration Rights; Special Interest.” For further information regarding the consequences of failing to tender your old notes in the exchange offer, please read “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

You must comply with the exchange offer procedures in order to receive freely tradable new notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange offer procedures. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

An active trading market may not develop for the new notes, and you may not be able to resell your new notes.

The new notes are new securities, and no trading market exists where you can resell them. We do not intend to apply to list the new notes on any securities exchange. We cannot assure you that any trading market for the new notes will develop or be sustained. If an active trading market does not develop or is not sustained, the market price and liquidity of the new notes may be adversely affected.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased old notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Risks Related to the Notes

Our existing and future levels of indebtedness could adversely affect our financial health, our ability to obtain financing in the future, our ability to react to changes in our business and our ability to fulfill our obligations under the notes.

As of March 31, 2014, after giving effect to the issuance of the old notes and the entry into the 2014 Credit Facility, we had outstanding indebtedness of $200,000,000 and availability of $160,000,000 under the 2014 Credit Facility. Our level of indebtedness could have important consequences for holders of the notes. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness, resulting in possible defaults on and acceleration of such indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of such cash flows to fund working capital, acquisitions, new store openings, capital expenditures and other general corporate purposes;

•	limit our ability to obtain additional financing for working capital, acquisitions, new store openings, capital expenditures, debt service requirements and other general corporate purposes;

•	restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to the Company, which could limit our ability to, among other things, make required payments on our debt;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations (to the extent that a portion of our borrowings are at variable rates of interest); and

•	place us at a competitive disadvantage compared to other companies with proportionately less debt or comparable debt at more favorable interest rates who, as a result, may be better positioned to withstand economic downturns.

Any of the foregoing impacts of our level of indebtedness could have a material adverse effect on our business, financial condition and results of operations.

We and our subsidiaries may be able to incur substantially more debt, including secured debt, which could further exacerbate the risks associated with our level of indebtedness.

We and our subsidiaries may incur substantial additional indebtedness in the future. As of March 31, 2014, the 2014 Credit Facility provided us commitments for borrowings of up to approximately $160 million. In addition, the indenture governing the notes allows us to incur substantial additional debt, including secured debt which would rank senior to the notes if incurred. If new debt is added to our current debt levels, the related risks that we face would increase, and we may not be able to meet all our debt obligations. In addition, the 2014 Credit Facility, as well as the indenture governing the notes, do not prevent us from incurring obligations that do not constitute indebtedness.

We will need to repay or refinance the 2014 Credit Facility prior to the maturity of the notes. Failure to do so could have a material adverse effect upon us.

The 2014 Credit Facility will mature in February 2019. Prior to the maturity of the notes, we will need to repay, refinance, replace or otherwise extend the maturity of the 2014 Credit Facility. Our ability to repay, refinance, replace or extend will depend on, among other things, business conditions, our financial performance and the general condition of the financial markets. If a financial disruption were to occur at the time we are required to repay indebtedness outstanding under the 2014 Credit Facility, we could be forced to undertake alternate financings, negotiate for an extension of the maturity of the 2014 Credit Facility or sell assets and delay capital expenditures in order to generate proceeds that could be used to repay indebtedness. We cannot assure you that we will be able to consummate any such transaction on terms that are commercially reasonable, or on terms acceptable to us or at all.

The agreements and instruments governing our debt contain restrictions and limitations that could significantly impact our ability to operate our business.

The 2014 Credit Facility contains covenants that, among other things, restrict our and our subsidiaries’ ability to:

•	incur more debt;

•	change our or their line of business;

•	make dividend payments, stock repurchases and other distributions;

•	engage in certain mergers, consolidations and transfers of all or substantially all of our or their assets;

•	make acquisitions of all of the business or assets of, or stock representing beneficial ownership of, any person;

•	dispose of certain assets; and

•	create or incur negative pledges.

In addition, the 2014 Credit Facility requires us to comply with various financial covenants. Our ability to comply with these covenants in future periods will depend on our ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods also will depend substantially on our ability to successfully implement our overall business strategy.

The indenture governing the notes offered hereby also contains restrictive covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur more debt;

•	issue preferred stock;

•	pay dividends, redeem stock or make other distributions;

•	make certain investments;

•	create liens;

•	transfer or sell assets;

•	merge or consolidate; and

•	enter into transactions with our affiliates.

The restrictions in the 2014 Credit Facility and the indenture governing the notes, as well as in agreements governing other indebtedness we currently have, may prevent us from taking actions that we believe would be in the best interest of our business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. In addition, the restrictions in the 2014 Credit Facility and the indenture are subject to certain important exceptions and may not protect the lenders or the holders of the notes from certain significant transactions. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors, some of which are beyond our control. We also depend on the business of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments under the notes.

Our ability to make payments on our indebtedness, including the notes, and to fund working capital needs, acquisitions, new store openings and capital expenditures will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Additionally, our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs and make necessary capital expenditures.

All of our store operations are conducted through our subsidiaries. As a result, our ability to service our debt and other obligations, including our obligations under the notes, depends in part on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances paid by our subsidiaries to us and repayment by subsidiaries of loans or advances from us. Our subsidiaries are separate and distinct legal entities and are not obligated to make funds available to us. Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and business considerations. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. For example, the terms of the 2014 Credit Facility significantly restrict our subsidiaries from paying dividends and otherwise transferring assets to us. Furthermore, our subsidiaries will be permitted under the terms of the indenture to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. Dividends and payments to us from our foreign subsidiaries may be subject to foreign withholding taxes, and such dividends and payments may also be subject to changes in U.S. tax laws and fluctuations in currency exchange rates, which would reduce the amount of funds we receive from such foreign subsidiaries. Additionally, changes in the federal or state laws in Mexico may adversely affect the ability of our Mexican subsidiaries to repatriate funds to us, and any earnings repatriated from foreign subsidiaries likely would be subject to additional U.S. taxes.

If our cash flow and capital resources are insufficient to allow us to make scheduled payments on our debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

If we cannot make scheduled payments on our debt:

•	the holders of our debt could declare all outstanding principal and interest to be due and payable;

•	the holders of our secured debt could commence foreclosure proceedings against our assets;

•	we could be forced into bankruptcy or liquidation; and

•	you could lose all or part of your investment in the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the 2014 Credit Facility, which is not waived by the requisite percentage of the holders of such indebtedness could leave us unable to pay principal or interest on the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including the 2014 Credit Facility, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all of the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under the 2014 Credit Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against the assets securing such facility, and we could be forced into bankruptcy or liquidation. Although we may in the future seek waivers from lenders of our indebtedness to avoid being in default, there is no guarantee that we will be able to obtain waivers from the lenders thereunder.

An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.

A significant portion of our outstanding debt, including under the 2014 Credit Facility, bears interest at variable rates. As a result, an increase in interest rates, whether because of an increase in market interest rates or a decrease in our creditworthiness, would increase the cost of servicing our debt and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for competitors that have less variable rate debt.

The notes will be effectively subordinated to our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The notes and the related guarantees will not be secured. In contrast, the 2014 Credit Facility is partially secured by a pledge of 65% of the equity interests in our foreign subsidiaries. We had no other secured indebtedness outstanding at March 31, 2014. However, the indenture governing the notes will allow us to incur substantial additional secured debt, and the notes will be effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. Additionally, the guarantees will be effectively subordinated to any secured indebtedness, to the extent of the value of the collateral securing such indebtedness, incurred in the future by the guarantors. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our or any guarantor’s secured indebtedness or in the event of a bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of the guarantors, the proceeds from the sale of assets securing our or any guarantor’s secured indebtedness will be available to pay obligations on the notes or guarantees, as applicable, only after all of our or any guarantor’s secured indebtedness has been paid in full.

The notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes, including all of our foreign subsidiaries.

The notes will not be guaranteed by our current and future subsidiaries that do not guarantee the 2014 Credit Facility, including our non-U.S. subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to all indebtedness and the claims of creditors of any non-guarantor subsidiaries, including trade creditors. All indebtedness and obligations of any non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution upon liquidation or otherwise to us or to a guarantor of the notes. The indenture governing the notes will permit these non-guarantor subsidiaries to incur certain additional debt, including secured debt, and will not limit their ability to incur other liabilities that are not considered indebtedness under the indenture. For the year ended December 31, 2013, our non-guarantor subsidiaries represented approximately 59% of our total revenue, 54% of our store-level operating income from continuing operations before taxes and 54% of our store-level EBITDA from continuing operations. In addition, as of December 31, 2013, our non-guarantor subsidiaries held approximately 53% of our store-level operating assets. As of December 31, 2013, our non-guarantor subsidiaries had no material third party liabilities.

We may be unable to repay or repurchase the notes at maturity.

At maturity, the entire principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the ability to repay or refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes. The change of control put right might not be enforceable.

Upon the occurrence of a “change of control” as defined in the indenture governing the notes, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the notes offered hereby would be a default under the indenture governing the notes, which could also trigger a cross-default under our other outstanding indebtedness.

A change of control could also trigger a default under the 2014 Credit Facility or other indebtedness existing or incurred in the future. In order to satisfy our obligations, we could seek to refinance the indebtedness under the 2014 Credit Facility, other debt agreements or the indenture or obtain a waiver from the lenders of the 2014 Credit Facility or other indebtedness or you as a holder of the notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all.

In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes), reorganization, restructuring, merger, or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a “change of control” as defined in the indenture that would trigger our obligation to repurchase the notes. If an event occurs that does not constitute a “change of control” as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

In addition, the change of control put right may not be enforceable. In a recent decision, the Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds. Therefore, in certain circumstances involving a significant change in the composition of our Board of Directors, holders of the notes may not be entitled to a change of control put right. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A change of control, as defined below under “Description of the New Notes—Certain Definitions,” will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all our assets to another individual, group or entity may be uncertain.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

We will incur substantial indebtedness under the notes. Our incurrence of indebtedness under the notes and the incurrence by some of our subsidiaries of indebtedness under their guarantees may be subject to review under federal and state fraudulent conveyance laws (and applicable equivalent foreign law concepts) if a bankruptcy, reorganization or rehabilitation case or lawsuit (including circumstances in which bankruptcy is not involved) were commenced by, or on behalf of, our unpaid creditors or unpaid creditors of our guarantors at some future date. Federal and state statutes may allow courts, under specific circumstances to void the notes and the guarantees and require noteholders to return payments received from us or the guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to the guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes but rather reflect only the view of each rating agency at the time the rating is issued. The credit rating agencies also evaluate our industry and may change their credit rating for us based on their overall view of our industry. There can be no assurance that the credit ratings assigned to the notes will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

The interests of our stockholders may be different than yours.

The interests of our stockholders could conflict with yours. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the stockholders might conflict with your interests as a holder of the notes. The stockholders might also have an interest in pursuing transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the notes. In addition, the stockholders could cause us to make acquisitions that increase the amount of our indebtedness or sell assets, either of which may impair our ability to make payments under the notes.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, as market interest rates increase, the market value of your notes may decline. We cannot predict future levels of market interest rates.

We may choose to repurchase or redeem a portion of the notes when prevailing interest rates are relatively low, including in open market purchases.

We may seek to repurchase or redeem a portion of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by such notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on such notes being redeemed. Our redemption right also may adversely impact your ability to sell such notes.

We may also from time to time repurchase the notes in the open market, privately negotiated transactions, tender offers or otherwise. Any such repurchases or redemptions and the timing and amount thereof would depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors. Such transactions could impact the market for such notes and negatively affect our liquidity.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the old notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of outstanding old notes. We will cancel all old notes properly surrendered in exchange for the new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2013 and the three months ended March 31, 2014 are set forth below(1).

	Three Months Ended March 31,		Year Ended December 31,
	Pro forma 2014	2014	Pro forma 2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	2.5x(2)	2.9x	4.0x(2)	8.1x	10.4x	12.5x	10.9	9.5x

(1)	For purposes of computing these ratios, “earnings” represent income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest. “Fixed charges” consist of interest expense, including capitalized interest, amortization of capitalized interest and one-third (the portion deemed representative of the interest factor) of rental expense on operating leases.
(2)	Because the net proceeds of the offering of the old notes were used to repay indebtedness and because the interest on the old notes is higher than the interest on the repaid indebtedness, our ratio of earnings to fixed charges changed by 10% or more.

SELECTED FINANCIAL AND OTHER DATA

The following table sets forth selected consolidated financial information and other data as of and for each of the three months ended March 31, 2014 and March 31, 2013 and as of and for each of the years in the five-year period ended December 31, 2013. The selected consolidated income statement data and statement of cash flows data for the years ended December 31, 2013, 2012 and 2011 and the selected consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from, and are qualified by reference to, our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Current Report on Form 8-K filed on June 27, 2014 and incorporated by reference in this prospectus. The selected consolidated income statement data and statement of cash flows data for the years ended December 31, 2010 and 2009 and the selected consolidated balance sheet data as of December 31, 2011, 2010 and 2009 have been derived from our consolidated financial statements that are not included or incorporated by reference in this prospectus. The selected consolidated financial information as of and for each of the three months ended March 31, 2014 and 2013 is derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Current Report on Form 8-K filed on June 27, 2014 and incorporated by reference in this prospectus.

The unaudited consolidated financial information includes all adjustments which we consider necessary for a fair statement of our financial position and results of operations for those periods. The results for the three months ended March 31, 2014 are not necessarily indicative of the results that might be expected for the entire year ending December 31, 2014 or any other period. The consolidated financial information set forth below should be read in conjunction with our consolidated financial statements, related notes and other financial and operating information incorporated by reference in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in thousands, except ratios and certain operating data)
Income Statement Data:
Revenue:
Retail merchandise sales	$98,708	$81,770	$367,187	$287,456	$236,797	$188,536	$150,942
Pawn loan fees	47,638	43,151	181,555	152,237	122,320	102,145	80,805
Consumer loan and credit fees	9,784	11,767	43,781	48,692	46,876	44,919	38,567
Wholesale scrap jewelry revenue	13,647	23,224	68,325	103,706	108,004	81,357	78,548

Total revenue	169,777	159,912	660,848	592,091	513,997	416,957	348,862

Cost of revenue:
Cost of retail merchandise sold	60,490	48,039	221,361	167,144	142,106	109,149	87,080
Consumer loan and credit services loss provision	1,743	2,109	11,368	12,556	11,331	12,523	11,239
Cost of wholesale scrap jewelry sold	11,088	18,504	58,545	76,853	71,305	52,886	51,008

Total cost of revenue	73,321	68,652	291,274	256,553	224,742	174,558	149,327

Net revenue	96,456	91,260	369,574	335,538	289,255	242,399	199,535

Expenses and other income:
Store operating expenses	48,492	42,805	181,321	148,879	126,107	112,398	94,961
Administrative expenses	13,329	13,092	49,530	50,211	45,259	40,195	33,769
Depreciation and amortization	4,272	3,625	15,361	12,939	10,944	10,341	9,862
Interest expense, net	1,355	572	3,170	1,272	(142)	294	698

Total expenses and other income	67,448	60,094	249,382	213,301	182,168	163,228	139,290

Income from continuing operations before income tax	29,008	31,166	120,192	122,237	107,087	79,171	60,245
Provision for income taxes	6,054	10,986	35,713	41,375	36,950	28,364	22,554

Income from continuing operations	22,954	20,180	84,479	80,862	70,137	50,807	37,691
Income (loss) from discontinued operations, net of tax	(272)	84	(633)	(503)	7,645	6,851	12,073

Net income	$22,682	$20,264	$83,846	$80,359	$77,782	$57,658	$49,764

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in thousands, except ratios and certain operating data)
Balance Sheet Data (end of period):
Net working capital	$265,978	$199,299	$241,461	$210,280	$175,073	$170,376	$101,295
Total assets	687,189	505,732	658,973	506,692	357,096	342,446	256,285
Long-term liabilities	209,292	76,686	195,853	124,126	6,319	9,820	8,555
Total liabilities	249,853	110,753	244,614	155,276	41,724	44,442	43,846
Stockholders’ equity	437,336	394,979	414,359	352,416	315,372	298,004	212,439
Statement of Cash Flows Data:
Net cash flows provided by (used in):
Operating activities	$25,594	$25,194	$106,718	$88,792	$80,375	$73,645	$85,213
Investing activities	(4,790)	(3,036)	(140,726)	(159,904)	(22,104)	(47,696)	(17,633)
Financing activities	3,739	(35,652)	54,644	49,525	(52,593)	13,649	(71,322)
Other Financial Data(1):
EBITDA from continuing operations	$34,635	$35,363	$138,723	$136,448	$117,889	$89,806	$70,805
Free cash flow	37,041	33,034	79,635	49,626	46,193	31,612	56,873
Ratio of earnings to fixed charges (end of period)(2)	2.9x	9.0x	8.1x	10.4x	12.5x	10.9x	9.5x
Location Counts(end of period)(3):
Pawn stores	830	737	821	715	570	488	383
Credit services/consumer loan stores	85	99	85	99	101	107	146

	915	836	906	814	671	595	529

(1)	We use certain financial calculations such as EBITDA from continuing operations and free cash flow as factors in the measurement and evaluation of our operating performance and period-over-period growth. We derive these financial calculations on the basis of methodologies other than generally accepted accounting principles in the U.S. (“GAAP”), primarily by excluding from a comparable GAAP measure certain items we do not consider to be representative of our actual operating performance. These financial calculations are “non-GAAP financial measures” as defined in SEC rules. We use these financial calculations in operating our business because we believe they are less susceptible to variances in actual operating performance that can result from the excluded items and other infrequent charges. We present these financial measures to investors because we believe they are useful to investors in evaluating the primary factors that drive our operating performance and because we believe they provide greater transparency into our results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating EBITDA from continuing operations and free cash flow are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, our GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, EBITDA from continuing operations and free cash flow as presented may not be comparable to other similarly titled measures of other companies.

Earnings from Continuing Operations Before Interest, Taxes, Depreciation and Amortization

We define EBITDA from continuing operations as net income (loss) before income (loss) from discontinued operations net of tax, incomes taxes, depreciation and amortization, interest expense and interest income. EBITDA from continuing operations is commonly used by investors to assess a company’s leverage capacity, liquidity and financial performance. However, EBITDA from continuing operations has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss) or other statement of income data prepared in accordance with GAAP. The following table provides a reconciliation of net income to EBITDA from continuing operations (unaudited, in thousands):

	Trailing Twelve Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Net income	$86,264	$83,111	$83,846	$80,359	$77,782	$57,658	$49,764
Loss (gain) from discontinued operations, net of tax	989	556	633	503	(7,645)	(6,851)	(12,073)

Income from continuing operations	87,253	83,667	84,479	80,862	70,137	50,807	37,691
Adjustments:
Income taxes	30,781	43,211	35,713	41,375	36,950	28,364	22,554
Depreciation and amortization	16,008	13,544	15,361	12,939	10,944	10,341	9,862
Interest expense	4,209	2,130	3,492	1,488	135	391	765
Interest income	(256)	(282)	(322)	(216)	(277)	(97)	(67)

Earnings from continuing operations before interest, taxes, depreciation and amortization	$137,995	$142,270	$138,723	$136,448	$117,889	$89,806	$70,805

Free Cash Flow

For purposes of our internal liquidity assessments, we consider free cash flow, which is defined as cash flow from the operating activities of continuing and discontinued operations reduced by purchases of property and equipment and net cash outflow from loan receivables. Free cash flow is commonly used by investors as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, repurchase stock, or repay debt obligations prior to their maturities. These metrics can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity. However, free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for cash flow from operating activities, including discontinued operations, or other income statement data prepared in accordance with GAAP. The following table provides a reconciliation of “cash flow from operating activities” to “free cash flow” (unaudited, in thousands):

	Trailing Twelve Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Cash flow from operating activities, including discontinued operations	$107,118	$84,885	$106,718	$88,792	$80,375	$73,645	$85,213
Cash flow from investing activities:
Loan receivables	2,226	(12,357)	(411)	(17,325)	(5,208)	(23,648)	(12,964)
Purchases of property and equipment	(27,642)	(22,319)	(26,672)	(21,841)	(28,974)	(18,385)	(15,376)

Free cash flow	$81,702	$50,209	$79,635	$49,626	$46,193	$31,612	$56,873

(2)	The pro forma ratios of earnings to fixed charges for the three months ended March 31, 2014 and the year ended December 31, 2013 were 2.5x and 4.0x, respectively.
(3)	Includes locations where consumer loans are provided through our credit services organization program and excludes check cashing and consumer loan kiosks of a discontinued joint venture.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2014. We may, however, in our sole discretion, extend the period of time during which any exchange offer is open. The term “expiration date” means the latest time and date to which such exchange offer is extended.

As of the date of this prospectus, $200.0 million aggregate principal amount of old notes are outstanding.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and to delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to that exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of that exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, in our sole judgment upon the occurrence of any of the events specified under “—Conditions to the Exchange Offer.” We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Exchange Offer Procedures

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to BOKF, NA dba Bank of Texas, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or
•	a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant. The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an eligible institution). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by the registered holder or holders, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holder or holders, with the signature(s) thereon guaranteed by an eligible institution.

We or the exchange agent in our or its sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us, among other things, that you are not our “affiliate,” as defined under Rule 405 under the Securities Act, that the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the new notes. However, any purchaser of old notes who is our affiliate who intends to participate in the exchange offer for the purpose of distributing the new notes or a broker-dealer that acquired old notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the old notes:

•	cannot rely on the applicable interpretations of the staff of the SEC;

•	will not be entitled to participate in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

If the old notes are assets of (i) an “employee benefit plan” as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) a “governmental plan” as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code or (iv) an entity deemed to hold plan assets of any of the foregoing, you represent and warrant to us that the exchange of the old notes and the acquisition, holding and disposition of the new notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC promptly after the expiration or termination of that exchange offer).

Book-Entry Transfers

For purposes of each exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for that exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth under “—Exchange Agent” on or prior to the expiration date.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer for the notes. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of that exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under “—Exchange Offer Procedures” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

(1)	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

(2)	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

•	seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

(4)	there has occurred:

•	any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

•	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

•	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

We have appointed BOKF, NA dba Bank of Texas as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the addresses set forth below.

Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Regular, Registered or Certified Mail, Overnight Courier, or Hand Delivery:

BOKF, NA dba Bank of Texas

c/o U.S. Bank National Association

Department: Specialized Finance

111 Fillmore Avenue

St. Paul, Minnesota 55107

By Facsimile for Eligible Institutions

651-466-7372

Confirm by Telephone:

800-934-6802

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by BOKF, NA dba Bank of Texas, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

Holders who tender their old notes for new notes in the exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the old notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes, and, to the extent described below, you will not be entitled to participate in the exchange offer if:

•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you have engaged in, intend to engage in or have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act; or

•	you are a broker-dealer tendering old notes acquired directly from us for your account.

We do not intend to request the SEC to consider the exchange offer in the context of a no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC, you will not be entitled to participate in that exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the word “First Cash” refers only to First Cash Financial Services, Inc. and not to any of its Subsidiaries.

We issued the old notes under an indenture among us, the Guarantors and BOKF, NA dba Bank of Texas, as trustee. We will issue the new notes under the same indenture under which we issued the old notes, and the new notes will represent the same debt as the old notes for which they are exchanged.

The indenture is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The registration rights agreement referred to under the caption “—Registration Rights” sets forth the rights holders of the old notes have to require us to register their notes with the SEC.

The old notes that remain outstanding after the completion of the exchange offer, together with the new notes, will be created as a single class of securities under the indenture. Otherwise unqualified references herein to “notes” shall, unless the context requires otherwise, include the old notes and the new notes, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the old notes and the new notes then outstanding.

The terms of the new notes will be substantially identical to the terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not be subject to transfer restrictions applicable to the old notes; and

•	will not have the benefit of the registration rights agreement applicable to the old notes, including provisions for payment of special interest.

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture and the registration rights agreement.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture, and all references to “holders” in this description are to registered holders of notes.

Brief Description of the New Notes and the Note Guarantees

The Notes

The old notes were issued on March 24, 2014 in an aggregate principal amount of $200.0 million. The new notes will be:

•	general unsecured obligations of First Cash;

•	pari passu in right of payment with all existing and future unsecured senior Indebtedness of First Cash, including any old notes that are not exchanged for new notes;

•	senior in right of payment to all existing and future subordinated Indebtedness of First Cash;

•	effectively subordinated to all existing and future secured Indebtedness of First Cash to the extent of the value of the collateral securing such indebtedness, including the limited pledge of the stock of certain of First Cash’s non-U.S. Subsidiaries in favor of the lenders under the Credit Agreement;

•	structurally subordinated to all the obligations of any existing and future Subsidiaries of First Cash and the Guarantors that are not guarantors of the notes; and

•	unconditionally guaranteed by the Guarantors.

See “Risk Factors—Risks Related to the Notes—The notes will be unsecured obligations and will be effectively subordinated our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness” and “—The notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes, including all of our foreign subsidiaries.”

The Note Guarantees

The old notes are, and the new notes will be, guaranteed by all of First Cash’s Domestic Subsidiaries that guarantee the Credit Agreement.

Each guarantee of the new notes will be:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor;

•	senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor; and

•	effectively subordinated to all existing and future secured Indebtedness of that Guarantor to the extent of the value of the collateral securing such indebtedness.

Not all of our Subsidiaries guarantee the old notes nor will all of our Subsidiaries guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. For the year ended December 31, 2013, our non-guarantor Subsidiaries represented approximately 59% of total revenue, 54% of store level operating income from continuing operations before administrative expenses and taxes and 54% of store level EBITDA from continuing operations before administrative expenses. In addition, as of December 31, 2013, our non-guarantor Subsidiaries held approximately 53% of store level current assets (cash in stores, customer receivables, accrued interest and inventories). As of December 31, 2013, our non-guarantor Subsidiaries had no material third-party liabilities.

As of the date of the indenture and the date hereof, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the new notes.

Principal, Maturity and Interest

Immediately following the completion of the exchange offer, we will have outstanding $200.0 million in aggregate principal amount of notes. We may issue additional notes under the indenture from time to time in the future. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The $200.0 million aggregate principal amount of notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Interest on the notes accrues at the rate of 6.75% per annum and is payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2014. In addition, Special Interest may accrue on the old notes in the circumstances described below under “Registration Rights; Special Interest.” Interest on overdue principal, interest and Special Interest, if any, will accrue at a rate that is 1.0% higher than the then applicable interest rate on the notes. First Cash will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

Interest on the old notes began to accrue, and interest on the new notes will be deemed to have begun accruing, from the date of original issuance of the old notes, or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes will mature on April 1, 2021.

First Cash will issue the new notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to First Cash, First Cash will pay all principal of, premium on, if any, interest and Special Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar, which, initially, will be the corporate trust office of the trustee or an agent thereof as described under “Same Day Settlement and Payment,” unless First Cash elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee currently acts as paying agent and registrar. First Cash may change the paying agent or registrar without prior notice to the holders of the notes, and First Cash or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. First Cash will not be required to transfer or exchange any note selected for redemption. Also, First Cash will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The old notes are, and the new notes will be, guaranteed by each of First Cash’s current and future Domestic Subsidiaries that guarantee the Credit Agreement. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than First Cash or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger becomes a Guarantor under the indenture and the registration rights agreement pursuant to a supplemental indenture and a supplement to the registration rights agreement satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will automatically be released:

(1)	in connection with any sale or other disposition of Capital Stock of that Guarantor by way of merger, consolidation or otherwise or any sale or other disposition of all or substantially all of the assets of that Guarantor to a Person that is not (either before or after giving effect to such transaction) First Cash or a Restricted Subsidiary of First Cash, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of First Cash as a result of the sale or other disposition;

(2)	upon the release of a Guarantor’s guarantee of First Cash’s obligations under the Credit Agreement;

(3)	if First Cash designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to April 1, 2017, First Cash may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.750% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not to exceed the net proceeds from an Equity Offering by First Cash; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by First Cash and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to April 1, 2017, First Cash may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at First Cash’s option prior to April 1, 2017.

On or after April 1, 2017, First Cash may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	105.063%
2018	103.375%
2019	101.688%
2020 and thereafter	100.000%

Unless First Cash defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

First Cash is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless First Cash has previously or concurrently mailed or sent a redemption notice with respect to all of the outstanding notes as described under “Optional Redemption,” each holder of notes will have the right to require First Cash to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, First Cash will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within twenty days following any Change of Control, unless First Cash has previously or concurrently mailed or sent a redemption notice with respect to all of the outstanding notes as described under “Optional Redemption,” First Cash will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. First Cash will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, First Cash will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, First Cash will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee for cancellation the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by First Cash.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. First Cash will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that First Cash repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

First Cash will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party (including an affiliate of First Cash) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by First Cash and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of First Cash and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require First Cash to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of First Cash and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relative to the obligations of First Cash to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

In the event that holders of not less than 90% in aggregate principal amount of the then outstanding notes accept a Change of Control Offer and First Cash (or any third party making such Change of Control Offer in lieu of First Cash as described above) purchases all of the notes held by such holders, First Cash will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the repurchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest and Special Interest on the notes that remain outstanding, to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Asset Sales

First Cash will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	First Cash or any of its Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by First Cash or such Restricted Subsidiaries is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on First Cash’s most recent consolidated balance sheet, of First Cash or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases First Cash or such Restricted Subsidiary from or indemnifies against further liability;

(b)	any securities, notes or other obligations received by First Cash or any such Restricted Subsidiary from such transferee that are within 120 days of such Asset Sale, subject to ordinary settlement periods, converted by First Cash or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(c)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant; and

(d)	any Designated Noncash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (d) that has not previously been converted to cash not to exceed the greater of $15.0 million or 2.0% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (a binding commitment entered into within such 365 day period shall be treated as a permitted application of the Net Proceeds so long as such Net Proceeds shall be applied to satisfy such commitment within 180 days of the date of such commitment), First Cash or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds:

(1)	to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of First Cash;

(3)	to make one or more capital expenditures; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business or replace the assets subject to this covenant;

(5)	with respect to Asset Sales of assets of a Restricted Subsidiary of First Cash that is not a Guarantor, to permanently reduce Indebtedness of a Restricted Subsidiary of First Cash that is not a Guarantor (and to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to First Cash or another Subsidiary of First Cash; and/ or

(6)	a combination of repayment and investment permitted by the foregoing clauses (1), (2), (3), (4) and (5).

(7)	Pending the final application of any Net Proceeds, First Cash or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

If the Net Proceeds exceed the aggregate amount within the applicable time period, such excess amount that has not been applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within twenty days thereof, First Cash will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, First Cash may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by First Cash so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

First Cash will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, First Cash will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing First Cash’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require First Cash to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on First Cash. In the event a Change of Control or Asset Sale occurs at a time when First Cash is prohibited from purchasing notes, First Cash could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If First Cash does not obtain consent or repay those borrowings, First Cash will remain prohibited from purchasing notes. In that case, First Cash’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, First Cash’s ability to pay cash to the holders of notes upon a repurchase may be limited by First Cash’s then existing financial resources. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture. The change of control put right might not be enforceable.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or transmitted otherwise in accordance with the procedures of DTC) by First Cash or, at the instruction of First Cash, by the trustee, at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

First Cash will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of First Cash’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving First Cash or any of its Restricted Subsidiaries) or to the direct or indirect holders of First Cash’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of First Cash and other than dividends or distributions payable to First Cash or a Restricted Subsidiary of First Cash);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving First Cash) any Equity Interests of First Cash or any direct or indirect parent of First Cash;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of First Cash or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among First Cash and any of its Restricted Subsidiaries), except a payment of interest or a payment of principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)

First Cash would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the

Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by First Cash and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1)	50% of the Consolidated Net Income of First Cash for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of First Cash’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)	100% of the aggregate net cash proceeds received by First Cash since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of First Cash or from the issue or sale of convertible or exchangeable Disqualified Stock of First Cash or convertible or exchangeable debt securities of First Cash, in each case that have been converted into or exchanged for Qualifying Equity Interests of First Cash (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of First Cash); plus

(3)	to the extent that any Restricted Investment that was made after the date of the indenture is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of First Cash, the Fair Market Value of such Restricted Investment as of the date such entity becomes a Restricted Subsidiary (or, if less, the amount of cash received upon repayment or sale); plus

(4)	to the extent that any Unrestricted Subsidiary of First Cash designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the Fair Market Value of First Cash’s Restricted Investment in such Subsidiary as of the date of such redesignation, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated; plus

(5)	50% of any dividends received in cash by First Cash or a Restricted Subsidiary of First Cash that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of First Cash, to the extent that such dividends were not otherwise included in the Consolidated Net Income of First Cash for such period.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of First Cash) of, Equity Interests of First Cash (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to First Cash; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of First Cash to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of First Cash or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee in exchange for, or out of or with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)	so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of First Cash or any Restricted Subsidiary of First Cash held by any future, current or former officer, director or employee of First Cash or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year or $10.0 million in the aggregate;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of First Cash or any preferred stock of any Restricted Subsidiary of First Cash issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	payments of cash, dividends, distributions, advances or other Restricted Payments by First Cash or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)	[Intentionally Omitted];

(10)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $30.0 million since the date of the indenture; and

(11)	so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” or “—Asset Sales”; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by First Cash or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) above, or is entitled to be made according to the first paragraph of this covenant, First Cash may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant. If any Investment is made, which Investment constitutes a Restricted Investment when made, thereafter becomes a Permitted Investment in accordance with the indenture, such Investment shall no longer be counted as a Restricted Investment for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this covenant to the extent such Investment would otherwise be so counted.

Incurrence of Indebtedness and Issuance of Preferred Stock

First Cash will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and First Cash will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that First Cash may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for First Cash’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by First Cash and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of First Cash and its Restricted Subsidiaries thereunder) not to exceed $210.0 million; less the aggregate amount of all repayments, optional or mandatory (including, without limitation, with proceeds from an Asset Sale), of the principal of any term Indebtedness under a Credit Facility (other than repayments that are concurrently refunded or refinanced) that have been made by First Cash or any of its Restricted Subsidiaries since the date of the indenture and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by First Cash or any of its Restricted Subsidiaries since the date of the indenture;

(2)	the incurrence by First Cash and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by First Cash and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees that were issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by First Cash or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of First Cash or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $20.0 million or 3.0% of Consolidated Total Assets at any time outstanding;

(5)	the incurrence by First Cash or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (19) of this paragraph;

(6)	incurrence by First Cash or any of its Restricted Subsidiaries of intercompany Indebtedness between or among First Cash and any of its Restricted Subsidiaries; provided, however, that:

(a)	if:

(1)	First Cash or any Guarantor is the obligor on such Indebtedness,

(2)	the payee is not First Cash or a Guarantor, and

(3)	such Indebtedness does not constitute a Permitted Investment under clause (1) of the definition of Permitted Investments, then such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of First Cash, or the Note Guarantee, in the case of a Guarantor; and

(b)	(1) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness incurred under this clause (6) being held by a Person other than First Cash or a Restricted Subsidiary of First Cash and

(2)	any sale or other transfer of any Indebtedness incurred under this clause (6) to a Person that is not either First Cash or a Restricted Subsidiary of First Cash will be deemed, in each case, to constitute an incurrence of such Indebtedness by First Cash or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6).

(7)	the issuance by any of First Cash’s Restricted Subsidiaries to First Cash or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than First Cash or a Restricted Subsidiary of First Cash; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either First Cash or a Restricted Subsidiary of First Cash, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by First Cash or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)	the guarantee by First Cash or any Restricted Subsidiary of Indebtedness of First Cash or a Restricted Subsidiary of First Cash, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that, if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; provided, further, if the obligor on the Indebtedness being guaranteed is not First Cash or a Guarantor and such guarantee constitutes an Investment, such Indebtedness must be permitted under clause (1) of the definition of Permitted Investment;

(10)	the incurrence by First Cash or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, bank guarantees, performance and surety bonds, completion guarantees, bid bonds, appeal bonds and similar obligations in the ordinary course of business;

(11)	the incurrence by First Cash or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed the greater of $15.0 million or 2.0% of Consolidated Total Assets (or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency);

(13)	the incurrence by First Cash or any of its Restricted Subsidiaries of Indebtedness in respect of endorsements of negotiable instruments in the ordinary course of business;

(14)	the incurrence by First Cash or any of its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(15)	the incurrence by First Cash or any of its Restricted Subsidiaries of:

(a)	Indebtedness consisting of seller financing, seller notes and other similar obligations incurred in connection with any Permitted Investment in an aggregate principal amount not exceed the greater of $15.0 million and 2% of Consolidated Total Assets at any time outstanding; or

(b)	Indebtedness arising from agreements of First Cash or its Restricted Subsidiaries providing for working capital adjustments, purchase price adjustments, non-competes, consulting, deferred compensation, earn-out obligations, contingent consideration, contributions and similar obligations incurred in connection with any Permitted Investment or disposition of any business, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business for the purpose of financing such Permitted Investment; provided, however, that (1) with respect to dispositions, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross cash proceeds actually received by First Cash and its Restricted Subsidiaries in connection with such disposition and (2) after giving effect to the incurrence of such Indebtedness, First Cash would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant;

(16)	Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into First Cash or a Restricted Subsidiary) after the date hereof as a result of an Investment permitted hereunder and all Permitted Refinancing Indebtedness thereof; provided that after giving effect to such Person becoming a Restricted Subsidiary (or to such merger or consolidation), First Cash would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant;

(17)	letters of credit issued in connection with the CSO Program in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed the greater of $15.0 million or 2% of Consolidated Total Assets;

(18)	the incurrence by any Domestic Subsidiary of First Cash that is not a Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $1.0 million; and

(19)	the incurrence by First Cash or the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of $15.0 million or 2% of Consolidated Total Assets.

First Cash will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of First Cash or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of First Cash solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, First Cash will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of First Cash as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that First Cash or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

First Cash will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

First Cash will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to First Cash or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to First Cash or any of its Restricted Subsidiaries;

(2)	make loans or advances to First Cash or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to First Cash or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	any agreement in existence on the date of the indenture, including agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture in the good faith judgment of the Board of Directors of First Cash;

(2)	the indenture, the notes and the Note Guarantees;

(3)	agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees in the good faith judgment of the Board of Directors of First Cash;

(4)	applicable law, rule, regulation or order;

(5)	any instrument or agreement governing Indebtedness or Capital Stock of a Person acquired by First Cash or any of its Restricted Subsidiaries or merged with or into a Restricted Subsidiary as in effect at the time of such acquisition or merger (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition or merger), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or merged; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)	customary non-assignment provisions and provisions restricting sub-letting or sub-licensing in contracts, leases, sub-leases, licenses and sub-licenses entered into in the ordinary course of business;

(7)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of assets, including without limitation, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(12)	which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of First Cash on or after the date of the indenture, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary; and

(13)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Nothing contained in this “Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent First Cash or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of First Cash or any of its Restricted Subsidiaries that secure Indebtedness of First Cash or any of its Restricted Subsidiaries incurred in accordance with the indenture.

For purposes of determining compliance with this covenant, (1) the priority of any preferred stock in receiving dividends prior to distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Equity Interests and (2) the subordination of loans or advances made to First Cash or a Restricted Subsidiary to other Indebtedness incurred by First Cash or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

First Cash will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not First Cash is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of First Cash and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) First Cash is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than First Cash) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Person formed by or surviving any such consolidation or merger (if other than First Cash) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of First Cash under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	First Cash or the Person formed by or surviving any such consolidation or merger (if other than First Cash), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for First Cash for such four-quarter period.

In addition, First Cash will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among First Cash and its Restricted Subsidiaries; provided that any sale, assignment, transfer, conveyance, lease or other disposition of assets from First Cash or any Restricted Subsidiary to a Restricted Subsidiary that is not a Guarantor must not be prohibited by the covenant described above under the caption “—Restricted Payments.” Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of First Cash with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating First Cash in another jurisdiction.

Transactions with Affiliates

First Cash will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of First Cash (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are no less favorable to First Cash or the relevant Restricted Subsidiary (as determined in good faith by the Board of Directors of First Cash) than those that would have been obtained in a comparable transaction by First Cash or such Restricted Subsidiary with an unrelated Person; and

(2)	First Cash delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of First Cash set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of First Cash; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to First Cash or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement, severance arrangement or any similar arrangement entered into by First Cash or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among First Cash and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of First Cash) that is an Affiliate of First Cash solely because First Cash owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of First Cash or any of its Restricted Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of First Cash to Affiliates of First Cash;

(6)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments;”

(7)	payments to an Affiliate in respect of the notes or any other Indebtedness of First Cash or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates; and

(8)	issuances of Equity Interests of First Cash (other than Disqualified Stock) not constituting a Change of Control.

Business Activities

First Cash will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to First Cash and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If First Cash or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture and such Domestic Subsidiary becomes a guarantor of First Cash’s obligations under the Credit Agreement, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of First Cash may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by First Cash and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by First Cash. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of First Cash may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of First Cash as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of First Cash as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” First Cash will be in default of such covenant. The Board of Directors of First Cash may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of First Cash; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of First Cash of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Sale and Leaseback Transactions

First Cash will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that First Cash or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	First Cash or the Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2)	the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of First Cash and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and First Cash applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Payments for Consent

First Cash will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, First Cash will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if First Cash were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by First Cash’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if First Cash were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, First Cash will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. First Cash will at all times comply with TIA §314(a).

If, at anytime, First Cash is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, First Cash will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. First Cash will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept First Cash’s filings for any reason, First Cash will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if First Cash were required to file those reports with the SEC.

If First Cash has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of First Cash and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of First Cash.

In addition, First Cash and the Guarantors agree that, for so long as any notes remain outstanding and are “restricted securities” under Rule 144 under the Securities Act, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by First Cash or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by First Cash or any of its Restricted Subsidiaries for 60 days after notice to First Cash by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by First Cash or any of its Restricted Subsidiaries (or the payment of which is guaranteed by First Cash or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6)	failure by First Cash or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)	[Intentionally Omitted];

(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to First Cash or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to First Cash, any Restricted Subsidiary of First Cash that is a Significant Subsidiary or any group of Restricted Subsidiaries of First Cash that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may, by written notice to First Cash (and to the trustee if notice is given by such holders), declare all the notes to be due and payable immediately.

In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of notes, if within 45 days after such Event of Default arose, First Cash delivers an Officers’ Certificate to the trustee stating that:

(1)	(A) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (B) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;

(2)	the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)	all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest and Special Interest, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes.

In the case of any Event of Default occurring on or after April 1, 2017 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of First Cash with the intention of avoiding payment of the premium that First Cash would have had to pay if First Cash then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, then, upon acceleration of the notes, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the indenture or in the notes to the contrary notwithstanding. If an Event of Default occurs prior to April 1, 2017 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of First Cash with the intention of avoiding the prohibition on redemption of the notes prior to such date, then upon acceleration of the notes, an additional premium equal to the Applicable Premium will also become and be immediately due and payable, to the extent permitted by law.

First Cash is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, First Cash is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of First Cash or any Guarantor, as such, will have any liability for any obligations of First Cash or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

First Cash may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	First Cash’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture, and First Cash’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, First Cash may, at its option and at any time, elect to have the obligations of First Cash and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	First Cash must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and First Cash must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, First Cash must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) First Cash has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, First Cash must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which First Cash or any of the Guarantors is a party or by which First Cash or any of the Guarantors is bound;

(6)	First Cash must deliver to the trustee an officers’ certificate stating that the deposit was not made by First Cash with the intent of preferring the holders of notes over the other creditors of First Cash with the intent of defeating, hindering, delaying or defrauding any creditors of First Cash or others; and

(7)	First Cash must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, First Cash, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of First Cash’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of First Cash’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes or the Note Guarantees to any provision of the “Description of Notes” contained in the offering memorandum used in connection with the offering of the old notes;

(7)	[Intentionally Omitted];

(8)	[Intentionally Omitted];

(9)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(10)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes and to release any Guarantor from its Note Guarantee in accordance with the terms of the indenture.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to First Cash, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (or delivering such notice of redemption in accordance with the procedures of DTC) or otherwise or will become due and payable within one year and First Cash or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

(2)	in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which First Cash or any Guarantor is a party or by which First Cash or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	First Cash or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	First Cash has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, First Cash must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of First Cash or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to First Cash Financial Services, Inc., 690 E. Lamar Blvd., Suite 400, Arlington, TX, 76011, Attention: R. Douglas Orr.

Book-Entry, Delivery and Form

The new notes will be issued initially in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a person that takes delivery through a Global Note in accordance with the certification requirements described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. First Cash takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised First Cash that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised First Cash that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream Banking, S.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, premium on, if any, interest and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, First Cash and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither First Cash, the trustee nor any agent of First Cash or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised First Cash that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or First Cash. Neither First Cash nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and First Cash and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised First Cash that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of First Cash, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies First Cash that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, First Cash fails to appoint a successor depositary;

(2)	First Cash, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Same Day Settlement and Payment

First Cash will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. First Cash will make all payments of principal, premium, if any, interest and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. First Cash expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised First Cash that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the registration rights agreement applicable to the old notes. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the old notes. See “—Where You Can Find More Information.”

On March 24, 2014, First Cash, the Guarantors and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, First Cash and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the New Notes (as defined in the registration rights agreement). If, however, prior to the 20th business day following the consummation of the Exchange Offer, any holder of Entitled Securities (as defined below) notifies First Cash that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer; (B) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a broker-dealer and owns notes acquired directly from First Cash or an affiliate of First Cash, then First Cash and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Entitled Securities” means each note until the earliest to occur of:

(1)	the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

(2)	following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4)	the date on which such note is actually sold pursuant to Rule 144 under the Securities Act; provided that a note will not cease to be an Entitled Security for purposes of the Exchange Offer by virtue of this clause (4).

The registration rights agreement provides that if obligated to file the Shelf Registration Statement, First Cash and the Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 120 days after such obligation arises (unless the Shelf Registration Statement is reviewed by the SEC, in which case on or prior to 180 days after such obligation arises). If the Shelf Registration Statement is not filed or declared effective within the periods specified in the registration rights agreement or if the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in the registration rights agreement (a “Registration Default”), then First Cash and the Guarantors will pay Special Interest to each holder of Entitled Securities until all Registration Defaults have been cured, as described below.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid in an amount equal to 0.50% per year of the principal amount of Entitled Securities outstanding. The amount of the Special Interest will increase by an additional 0.25% per year with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per year of the principal amount of the Entitled Securities outstanding.

All accrued Special Interest will be paid by First Cash and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of old notes will be required to make certain representations to First Cash (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the Shelf Registration Statement and to benefit from the provisions regarding Special Interest set forth above. By acquiring Entitled Securities, a holder will be deemed to have agreed to indemnify First Cash and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from First Cash.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at April 1, 2017 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through April 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note. “Asset Sale” means:

(3)	the sale, lease, conveyance or other disposition of any assets or rights by First Cash or any of First Cash’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of First Cash and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(4)	the issuance of Equity Interests by any of First Cash’s Restricted Subsidiaries or the sale by First Cash or any of First Cash’s Restricted Subsidiaries of Equity Interests in any of First Cash’s Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(A)	that have a Fair Market Value in excess of $1.0 million; or

(B)	for Net Proceeds in excess of $1.0 million.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	a transfer of assets between or among First Cash and its Restricted Subsidiaries;

(2)	an issuance of Equity Interests by a Restricted Subsidiary of First Cash to First Cash or to a Restricted Subsidiary of First Cash;

(3)	the sale, lease or other transfer of inventory, products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of First Cash, no longer economically practicable to maintain or useful in the conduct of the business of First Cash and its Restricted Subsidiaries taken as whole);

(4)	leases, subleases, non-exclusive licenses or sublicenses of any property (including intellectual property) in the ordinary course of business;

(5)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(6)	the granting of Liens not prohibited by the covenant described above under the caption “—Liens;”

(7)	the sale or other disposition of cash or Cash Equivalents;

(8)	transfers of property or assets subject to casualty, condemnation or similar event upon receipt of the casualty and condemnation proceeds thereof;

(9)	assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(10)	(i) sales, transfers and other dispositions of joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements and (ii) the winding down or dissolution of joint ventures; and

(11)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of First Cash and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)	the adoption of a plan relating to the liquidation or dissolution of First Cash;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of First Cash, measured by voting power rather than number of shares;

(4)	[Intentionally Omitted]; or

(5)	First Cash consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, First Cash, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of First Cash or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of First Cash outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

(6)	the first day on which a majority of the members of the Board of Directors of First Cash are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	to the extent non-recurring, any fees, costs and expenses of such Person and its Restricted Subsidiaries Incurred as a result of Investments or Asset Sales permitted hereunder, and the issuance, repayment or amendment or Equity Interests or Indebtedness permitted hereunder; plus

(5)	any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(6)	unusual or non-recurring charges in connection with employee severance, lease terminations and lease buyouts related to closure of stores and write-off of assets related to asset sales, acquisitions, investments, restructurings and dispositions; plus any (a) salary, benefit and other direct savings resulting from workforce reductions by such Person, (b) relocation costs or expenses of such Person and (c) costs and expenses incurred related to employment of terminated employees incurred by such Person, in each case to the extent that such costs and expenses were deducted in computing such Consolidated Net Income; plus

(7)	transaction fees, costs and expenses incurred to the extent actually reimbursed by third parties pursuant to indemnification provisions or insurance; plus

(8)	proceeds of business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace; plus

(9)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(10)	(a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (b) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; minus

(11)	any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(12)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of First Cash will be added to Consolidated Net Income to compute Consolidated EBITDA of First Cash only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to First Cash by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)	the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)	the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)	the cumulative effect of a change in accounting principles will be excluded;

(5)	any net gains, charges or losses on disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discontinued operations will be excluded;

(6)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, will be excluded;

(7)	non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded; and

(8)	the reduction in any Person’s federal income tax liability in connection with an offsetting benefit resulting from the issue or sale of Qualifying Equity Interests of such Person upon the exercise of stock options, warrants or other convertible or exchangeable securities as determined in accordance with GAAP will be included, without duplication.

“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, calculated on a consolidated basis in accordance with generally accepted accounting principles.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of First Cash who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated as of February 5, by and among First Cash, certain subsidiaries of First Cash from time to time party thereto, the lenders party thereto and Wells Fargo Bank, National Association, providing for up to $210.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, any Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying Subsidiaries of First Cash as borrowers or guarantors thereunder).

“CSO Program” means the program whereby First Cash and its Subsidiaries assist customers in obtaining extensions of credit in the State of Texas.

“Deemed Capitalized Leases” means obligations of First Cash or any Restricted Subsidiary of First Cash that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by First Cash or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of First Cash, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require First Cash to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that First Cash may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that First Cash and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of First Cash that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of First Cash.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public sale either (1) of Equity Interests of First Cash by First Cash (other than Disqualified Stock and other than to a Subsidiary of First Cash) or (2) of Equity Interests of a direct or indirect parent entity of First Cash (other than to First Cash or a Subsidiary of First Cash) to the extent that the net proceeds therefrom are contributed to the common equity capital of First Cash.

“Existing Indebtedness” means all Indebtedness of First Cash and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by senior management of First Cash and, with respect to any transaction involving aggregate value in excess of $7.5 million, by the Board of Directors of First Cash (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases), imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of First Cash (other than Disqualified Stock) or to First Cash or a Restricted Subsidiary of First Cash, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

in each case, excluding (i) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (ii) any expensing of loan commitment and other financing fees.

“Foreign Subsidiary” means any Restricted Subsidiary of First Cash that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of First Cash that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade, commission, travel, entertainment, relocation and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If First Cash or any Restricted Subsidiary of First Cash sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of First Cash such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of First Cash, First Cash will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of First Cash’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by First Cash or any Restricted Subsidiary of First Cash of a Person that holds an Investment in a third Person will be deemed to be an Investment by First Cash or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture and subject to clauses (c)(3) and (c)(4) of the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments,” the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by First Cash or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt/Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither First Cash nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of First Cash or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of First Cash’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which First Cash and its Restricted Subsidiaries are engaged on the date of the indenture, and reasonable extensions, developments or expansions of such businesses.

“Permitted Investments” means:

(1)

any Investment in First Cash or in a Restricted Subsidiary of First Cash; provided that the aggregate amount of Investments made by First Cash or a Restricted Subsidiary in a Restricted Subsidiary that is not a Guarantor shall not exceed the greater of $30.0 million or 4% of Consolidated Total Assets at any time outstanding;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by First Cash or any Restricted Subsidiary of First Cash in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of First Cash; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, First Cash or a Restricted Subsidiary of First Cash;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of First Cash;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of First Cash or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of First Cash or any Restricted Subsidiary of First Cash in an aggregate principal amount not to exceed $2.0 million at any time outstanding;

(9)	repurchases of the notes;

(10)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of First Cash that is not a Restricted Subsidiary of First Cash;

(11)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)	Investments acquired after the date of the indenture as a result of the acquisition by First Cash or any Restricted Subsidiary of First Cash of another Person, including by way of a merger, amalgamation or consolidation with or into First Cash or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)	Investments constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business;

(14)	deposits of cash made in the ordinary course of business to secure performance of operating leases;

(15)	pawn transactions, pawn loans and other consumer loans or participations therein in the ordinary course of the day to day business of First Cash and its Restricted Subsidiaries;

(16)	Investments by a non-Guarantor Restricted Subsidiary in a non-Guarantor Restricted Subsidiary;

(17)	letters of credit issued in connection with the CSO Program permitted under clause (17) of the definition of Permitted Debt; and

(18)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed the greater of $15.0 million or 2% of Consolidated Total Assets.

“Permitted Liens” means:

(1)	Liens on assets of First Cash or any Guarantor or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to clause (1) or clause (19) of the definition of Permitted Debt;

(2)	Liens to secure Hedging Obligations and/or Obligations with respect to Treasury Management Arrangements incurred in the ordinary course of business;

(3)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of First Cash or is merged with or into or consolidated with First Cash or any Restricted Subsidiary of First Cash; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of First Cash or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of First Cash or is merged with or into or consolidated with First Cash or any Restricted Subsidiary of First Cash;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of such property by First Cash or any Subsidiary of First Cash; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, government contracts, trade contracts, insurance, surety or appeal bonds, bids, leases, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations and Liens to secure pledges or deposits with respect to such obligations);

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens to secure Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such Liens may not extend to any property or assets of First Cash or any Guarantor other than the Capital Stock of such non-Guarantor Restricted Subsidiaries;

(8)	Liens on the Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(9)	Liens existing on the date of the indenture (and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted by the indenture), other than Liens securing Indebtedness and other obligations incurred pursuant to clause (1) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(10)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(12)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13)	Liens created for the benefit of (or to secure) the notes or the Note Guarantees;

(14)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)	any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by First Cash or any of its Restricted Subsidiaries in the ordinary course of business and covering only the assets so leased, licensed or subleased, including the filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(17)	bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(18)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)	grants of software and other technology licenses in the ordinary course of business;

(21)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)	Liens in favor of First Cash or any of the Guarantors;

(23)	Assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(24)	Liens (i) of a collection bank arising under Section 4-210 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(25)	Liens on the Equity Interests in joint ventures held by First Cash or its Restricted Subsidiaries securing the obligations of such joint ventures;

(26)	options, put and call arrangements, rights of first refusal and similar rights to Investments in joint ventures, partnerships or other similar Permitted Investments;

(27)	Liens (i) solely on any cash earnest money deposits made by First Cash or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder of (ii) consisting of an agreement to consummate an Asset Sale permitted to be made by the terms of the indenture;

(28)	restrictions resulting from any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, in each case, which do not and will not interfere with or affect in any material respect the use, value or operations of any real estate asset of First Cash or any of its Restricted Subsidiaries or the ordinary conduct of the business of First Cash or any of its Restricted Subsidiaries; and

(29)	Liens incurred in the ordinary course of business of First Cash or any Restricted Subsidiary of First Cash with respect to obligations that do not exceed $10.0 million at any time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of First Cash or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge other Indebtedness of First Cash or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, extended, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than either (a) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged or (b) 91 days after the final maturity date of the notes;

(3)	such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged;

(4)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged; and

(5)	such Indebtedness is incurred either by First Cash or by the Restricted Subsidiary of First Cash that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged.

For the avoidance of doubt, it is understood that such Indebtedness incurred in connection with such renewal, refunding, refinancing, extension, replacement, defeasance or discharge may constitute an issuance of Indebtedness in excess of the amount permitted under this definition of “Permitted Refinancing Indebtedness” to the extent that such excess amount is otherwise permitted under the covenant contained under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Equity Interests” means Equity Interests of First Cash other than (1) Disqualified Stock; and (2) Equity Interests that were used to support an incurrence of Contribution Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of First Cash, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2017; provided, however, that if the period from the redemption date to April 1 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by First Cash.

“Unrestricted Subsidiary” means any Subsidiary of First Cash that is designated by the Board of Directors of First Cash as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with First Cash or any Restricted Subsidiary of First Cash unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to First Cash or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of First Cash;

(3)	is a Person with respect to which neither First Cash nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of First Cash or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

For information regarding our indebtedness other than the notes, see Note 5 – Revolving Credit Facility to our Condensed Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” – “Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF THE NOTES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE HOLDERS OF NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion summarizes certain material U.S. federal income tax considerations, and in the case of a non-U.S. Holder (as defined below), certain U.S. federal estate tax considerations, that may be relevant to the acquisition, ownership and disposition of the notes, and does not purport to be a complete analysis of all potential tax effects and considerations relating thereto. This discussion is based upon the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder (“Treasury Regulations”), judicial authority and administrative interpretations, all of which are as of the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

This discussion is limited to holders who hold old notes and new notes as capital assets (generally, property held for investment) for tax purposes and who acquire new notes pursuant to the exchange offer. See “Description of the New Notes— Registration Rights; Special Interest.” This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances or to holders that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	U.S. expatriates;

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	“controlled foreign corporations” and “passive foreign investment companies;”

•	persons subject to the alternative minimum tax;

•	entities that are exempt from U.S. federal income tax; and

•	partnerships and other pass-through entities and holders of interests therein.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes.

PROSPECTIVE ACQUIRERS OF NEW NOTES IN THE EXCHANGE OFFER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NEW NOTES UNDER U.S. FEDERAL GIFT TAX LAWS, UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

As described above under “Description of the New Notes—Change of Control” and “Description of the New Notes—Registration Rights; Special Interest,” under certain circumstances the notes provide for payments in excess of stated interest and principal. The obligation to pay such amounts may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments” (the “CPDI Rules”). According to these CPDI Rules, however, the possibility that any such payments in excess of stated interest and principal will be made will not cause the notes to be treated as subject to the CPDI Rules if, as of the issue date, such contingencies are, in the aggregate, “remote” or “incidental.” We believe that the likelihood that we will be obliged to make any such payments on the notes is remote and/or that the amount of such payments, in the aggregate, will be incidental, and thus we intend to take the position that these provisions will not require the notes to be subject to the CPDI Rules. Our determination that these contingencies are remote and/or incidental and that the notes are not subject to the CPDI Rules is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Our determination is not, however, binding on the IRS, and if the IRS successfully challenged these positions, a holder subject to U.S. federal income taxation might be required to accrue ordinary income on its notes at a rate in excess of the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on a taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a holder of the notes. The remainder of this summary assumes that the notes will not be considered contingent payment debt instruments subject to the CPDI Rules. Holders are urged to consult their own tax advisors regarding the potential application of the CPDI Rules to the notes and the consequences thereof.

Tax Consequences to U.S. Holders

The following summary will apply to a holder if it is a U.S. Holder of the notes. For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Exchange Offer

The exchange of old notes for otherwise identical new notes registered under the Securities Act pursuant to the exchange offer will not constitute a taxable exchange. See “Description of the New Notes—Registration Rights; Special Interest.” As a result, (i) a U.S. Holder will not recognize taxable gain or loss as a result of exchanging such holder’s notes; (ii) the holding period of the new notes will include the holding period of the old notes exchanged therefor; and (iii) the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange.

Interest on the Notes

Interest on your notes will be taxed as ordinary interest income. If you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the stated interest on your notes in your gross income at the time you receive the interest; and if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or Other Disposition of the Notes

Upon the sale, redemption, exchange or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the disposition (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under “Tax Consequences to U.S. Holders—Interest on the Notes”) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost.

Your gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. Prospective investors should consult their tax advisors with respect to the tax consequences of this additional tax.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other disposition of, notes. Backup withholding (at a rate of 28%) will apply to such payments unless a U.S. Holder provides the applicable withholding agent with a correct taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder’s U.S. federal income tax liability, and a refund may be obtained if the amounts exceed the U.S. Holder’s actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. Holder” means a beneficial owner of a note that is an individual, corporation, estate or trust for U.S. federal income tax purposes that is not a U.S. Holder. (A modified definition of non-U.S. Holder applies for U.S. federal estate tax purposes, as discussed below). The following summary will apply to a non-U.S. Holder of notes.

Interest on the Notes

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the notes pursuant to the “portfolio interest” exemption provided that such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder and such non-U.S. Holder:

•	does not own, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;

•	is not a “controlled foreign corporation” for U.S. federal income tax purposes that is considered related to us; and

•	satisfies certain certification requirements (as discussed below).

The portfolio interest exemption and several of the special rules for non-U.S. Holders described below generally apply only if a non-U.S. Holder appropriately certifies as to its foreign status. A non-U.S. Holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E (or successor form) to the applicable withholding agent. If a non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, the non-U.S. Holder may be required to provide appropriate certifications to the agent. The non-U.S. Holder’s agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate, unless the non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an income tax treaty, or the payments of interest are effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States and the non-U.S. Holder meets the certification requirements described below. See “—Tax Consequences to Non-U.S. Holders—Income or Gain Effectively Connected with a U.S. Trade or Business.”

As described under “Description of the New Notes—Registration Rights—Special Interest,” in the event of a registration default, we will be obligated to pay additional amounts with respect to the notes. Such payments may be treated as interest subject to the rules described above or as other income subject to U.S. federal withholding tax. A non-U.S. Holder that is subject to withholding tax on payments of such additional amounts should consult its own tax advisor as to whether it can obtain a refund of all or a portion of the withholding tax.

Exchange Offer

Any exchange of old notes for new notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes for a non-U.S. Holder.

Disposition of the Notes

A non-U.S. Holder generally will not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•	the gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the non-U.S. Holder in the United States); or

•	the non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

A non-U.S. Holder whose gain is described in the first bullet point above generally will be subject to U.S. federal income tax in the manner described under “—Tax Consequences to Non-U.S. Holders—Income or Gain Effectively Connected With a U.S. Trade or Business.” A non-U.S. Holder described in the second bullet point above will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by a non-U.S. Holder (and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates in the same manner as if such holder was a U.S. Holder, unless an applicable income tax treaty provides otherwise. Effectively connected interest income will not be subject to U.S. withholding tax if the non-U.S. Holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or IRS Form W-8BEN or Form W-8BEN-E, if a treaty exemption applies) or successor form. If the non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a note and gain recognized on the sale, exchange or other taxable disposition of a note will be included in earnings and profits of the non-U.S. Holder if the interest or gain is effectively connected with the conduct by the non-U.S. Holder of its U.S. trade or business.

U.S. Federal Estate Tax

If a non-U.S. Holder is an individual and is not a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of the non-U.S. Holder’s death, the notes generally will not be subject to the U.S. federal estate tax unless, at the time of the non-U.S. Holder’s death, interest on the notes did not qualify for the portfolio interest exemption under the rules described above in “—Tax Consequences to Non-U.S. Holders—Interest on the Notes” (without regard to the certification requirement necessary to qualify for the portfolio interest exemption).

Information Reporting and Backup Withholding

Payments to a non-U.S. Holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. Holder. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which the non-U.S. Holder resides or is established under the provisions of a specific treaty or agreement.

U.S. backup withholding (at a rate of 28%) generally will not apply to payments to a non-U.S. Holder of interest on a note if the statement described in “—Tax Consequences to Non-U.S. Holders—Interest on the

Notes” is duly provided by a non-U.S. Holder or a non-U.S. Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person as defined under the Code.

Payment of the proceeds of a disposition of a note effected by the U.S. office of a broker will be subject to information reporting requirements and backup withholding unless a non-U.S. Holder properly certifies under penalties of perjury as to its foreign status on Form W-8BEN (or other applicable Form W-8) and certain other conditions are met or the non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, information reporting (but generally not backup withholding) may apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against a non-U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the non-U.S. Holder’s actual U.S. federal income tax liability and the non-U.S. Holder timely provides the required information or appropriate claim form to the IRS.

Foreign Account Tax Compliance Act

Legislation enacted in 2010, commonly referred to as “FATCA” imposes a 30% withholding tax on payments of interest on, and the gross proceeds from the disposition of, certain debt instruments paid to certain non-U.S. entities (including in certain instances where such entities are acting as intermediaries) unless such non-U.S. entity complies with certain reporting requirements regarding its direct and indirect U.S. account holders and owners. Pursuant to final Treasury Regulations and other IRS administrative guidance, this withholding tax will not apply to (i) interest income that is paid on or before June 30, 2014, or (ii) gross proceeds from the disposition of a debt instrument or other withholdable payments paid on or before December 31, 2016. Debt obligations that are issued before July 1, 2014 generally are not subject to FATCA withholding unless the terms of such obligations are significantly modified on or after July 1, 2014. Prospective purchasers of the notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	you acquire the new notes in the exchange offer in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act; and

•	you are not a broker-dealer that acquired old notes from us or in market-making transactions or other trading activities.

By tendering your old notes as described in “The Exchange Offer—Exchange Offer Procedures,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for the old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make available this prospectus, as amended or supplemented, to any broker-dealer for use in connection with resales for a period commencing on the date the exchange offer is consummated and continuing for such period of time as such broker-dealer must comply with the applicable prospectus delivery requirements of the Securities Act; provided, however, that for any day during such period that we restrict the use of this prospectus, such period will be extended on a day-for-day basis.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and guarantees is being passed upon for us by Alston & Bird LLP and, as to matters of Colorado law, Holland & Hart LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of First Cash Financial Services, Inc. and its subsidiaries incorporated in this prospectus by reference to First Cash Financial Services, Inc.’s Current Report on Form 8-K filed with the SEC on June 27, 2014 and the effectiveness of First Cash Financial Services, Inc.’s internal control over financial reporting as of December 31, 2013 incorporated in this prospectus by reference to First Cash Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as set forth in their reports related thereto, which are incorporated herein by reference. Such consolidated financial statements and assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings are also available to the public at the SEC’s website at www.sec.gov. and at our corporate website at www.firstcash.com. The information found on or accessible through our website is not part of this prospectus and is not incorporated by reference into this prospectus. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the completion of the offering of the new notes (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2013 (filed on February 28, 2014);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (filed on April 24, 2014); and

•	our Current Reports on Form 8-K filed on January 28, 2014, February 7, 2014, March 25, 2014, June 12, 2014, June 24, 2014 and June 27, 2014.

You may request a copy of the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: First Cash Financial Services, Inc., 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011; telephone: (817) 460-3947; Attention: R. Douglas Orr.

You should rely only on the information contained or incorporated by reference in this prospectus and any information about the terms of the exchange offer or the new notes conveyed to you by us, the trustee or our agents. We have not authorized anyone else to provide you with additional or different information. The new notes are being offered only in jurisdictions where the offer is permitted. You should not assume that information contained in this prospectus is accurate as of any date other than their respective dates.

First Cash Financial Services, Inc.

Offer to Exchange

Up to $200,000,000 aggregate principal amount of

6.75% Senior Notes due 2021

That have not been registered under the Securities Act of 1933

For

Up to $200,000,000 aggregate principal amount of

6.75% Senior Notes due 2021

That have been registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

DELAWARE

The Delaware General Corporation Law

First Cash Financial Services, Inc. and First Cash Corp. are incorporated under the laws of the State of Delaware.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Under Section 145(d) of the DGCL, indemnification can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for the elimination or limitation of the personal liability of its directors for monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL, or (4) from which the director derived an improper personal benefit.

The certificate of incorporation of First Cash Financial Services, Inc. generally provides that the corporation’s officers and directors shall be indemnified to the fullest extent permitted by applicable law, subject to certain exceptions. The amended bylaws of First Cash Financial Services, Inc. generally provide that the corporation’s officers and directors shall be indemnified to the fullest extent currently permitted by the DGCL, subject to certain exceptions. The certificate of incorporation further provides that First Cash Financial Services, Inc. may maintain insurance on behalf of its current or former officers and directors to protect against any expense, liability or loss incurred in their capacity as an officer or director, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under applicable law. The amended bylaws of First Cash Financial Services, Inc. generally provide that the corporation may purchase and maintain insurance on behalf of its officers and directors to the fullest extent currently permitted under the DGCL. The bylaws of First Cash Corp. provide that the corporation shall indemnify its officers and directors to the fullest extent permitted by Section 145 of the DGCL. The bylaws of First Cash Corp. also generally provide that the corporation may purchase and maintain insurance on behalf of its officers and directors to the fullest extent currently permitted under the DGCL.

The certificate of incorporation of First Cash Financial Services, Inc. provides for the elimination of personal liability of the corporation’s directors for monetary damages related to a breach of fiduciary duty as a director to the fullest extent currently permitted by the DGCL. The certificate of incorporation and bylaws of First Cash Corp. provide for the elimination of personal liability of the corporation’s directors for any monetary damages related to a breach of fiduciary duty as a director to the fullest extent currently permitted by the DGCL. The certificate of incorporation of First Cash Corp. further provides that if the DGCL is later amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation of personal liability currently provided for in the certificate of incorporation, shall be limited or eliminated to the fullest extent permitted by the amended DGCL.

The Delaware Limited Liability Company Act

First Cash Management, L.L.C. is a limited liability company formed under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to the standards and restrictions, if any, set forth in a company’s limited liability company agreement, a Delaware limited liability company has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 18-1101(e) of the DLLCA also provides that a limited liability company agreement may provide for the limitation or elimination of any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement; provided that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The certificate of formation, as amended, and the limited liability company agreement of First Cash Management, L.L.C. do not contain specific provisions for the indemnification of members, managers or other persons and, therefore, First Cash Management, L.L.C. has the power to indemnify any member, manager, or other person from and against any and all claims and demands whatsoever.

COLORADO

The Colorado Business Corporation Act

FCFS CO, Inc., LTS, Incorporated and Mister Money – RM, Inc. are incorporated under the laws of the State of Colorado.

Section 7-109-101 et seq. of the Colorado Business Corporation Act (the “CBCI”) empowers a Colorado corporation to indemnify its directors, officers, employees, fiduciaries and agents under certain circumstances. Unless limited by its articles of incorporation, a corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer, against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in the best interests of the corporation in the case of conduct in an official capacity with the corporation or was not opposed to the corporation’s best interests in all other cases (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq. Additionally, Section 7-108-402 of the CBCI provides that, in its articles of incorporation, a corporation may eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director’s duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts relating to certain unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.

The bylaws of FCFS CO, Inc. provide that the corporation shall indemnify any director or officer who is involved in litigation by reason of his or her position as a director of the corporation to the fullest extent authorized by law as it now exists or may subsequently be amended but, in the case of an amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights. The bylaws of LTS, Incorporated generally permit the corporation to indemnify its officers and directors and to purchase and maintain insurance on behalf of its officers and directors in the manner as set forth in the CBCI. The articles of incorporation and bylaws of Mister Money – RM, Inc. do not specifically address the indemnification of officers and directors, and therefore the corporation may indemnify its officers and directors to the fullest extent permitted under the CBCI. The articles of incorporation of FCFS CO and LTS, Incorporated do not contain specific provisions for the indemnification of their respective officers and directors. The bylaws of Mister Money – RM, Inc. permit the corporation to purchase and maintain insurance on behalf of its officers and directors to the fullest extent permitted under the CBCI.

MARYLAND

The Maryland General Corporation Law

College Park Jewelers, Inc., Famous Pawn, Inc., King Pawn, Inc. and Maryland Precious Metals Inc. are incorporated under the laws of the State of Maryland.

The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. Additionally, the MGCL permits a corporation to include in its charter any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, so long as such provision does not restrict or limit the liability of its directors or officers to the corporation or its stockholders (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The by-laws of College Park Jewelers, Inc. and the amended and restated bylaws of Maryland Precious Metals Inc. each provide that the corporation shall indemnify its officers to the fullest extent permitted by and in accordance with Section 2-418 of the MGCL, as amended from time to time. The by-laws of Famous Pawn, Inc. generally provide that the corporation shall indemnify its officers and directors to the fullest extent permitted by and in accordance with Section 2-418 of the MGCL, as amended from time to time. The by-laws of King Pawn, Inc. generally provide for the indemnification of each director and officer in accordance with, and to the fullest extent provided by, the law of the State of Maryland as it may from time to time be amended, as specifically set forth in the by-laws of the corporation. The articles of incorporation of College Park Jewelers, Inc., Famous Pawn, Inc., King Pawn, Inc. and Maryland Precious Metals Inc. do not contain specific provisions for the indemnification of their respective officers and directors.

TEXAS

The Texas Business Organizations Code

First Cash Credit, Ltd. and First Cash, Ltd. are limited partnerships organized under the laws of the State of Texas.

Section 8.051 of the Texas Business Organizations Code, or the “TBOC,” which applies to Texas limited partnerships, provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 8.101 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that (1) the person (a) acted in good faith, (b) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interest and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interest, and (c) in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Section 8.102 of the TBOC provides that indemnification of a person found liable to the enterprise or found liable on the basis that a personal benefit was improperly received by him or her (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (2) does not include a judgment, a penalty, a fine, or an excise or similar tax, and (3) may not be made if the person is found liable for (a) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (b) breach of the person’s duty of loyalty owed to the enterprise, or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

Section 7.001(d)(2) of the TBOC provides that a limited partnership by its partnership agreement may permit the limitation or elimination of liability of a governing person to the organization or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person. However, such limitation or elimination of liability is not authorized to the extent the person is found liable under applicable law for (1) a breach of the person’s duty of loyalty, if any, to the organization or its owners or members, (2) an act or omission not in good faith that (A) constitutes a breach of duty of the person to the organization or (B) involves intentional misconduct or a knowing violation of law, (3) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (4) an act or omission for which the liability of a governing person is expressly provided by an applicable statute. Section 7.001(d)(2) also provides that such liability of a governing person may be limited or eliminated to the additional extent permitted under Chapter 153 of the TBOC and, to the extent applicable to limited partnerships, Chapter 152 of the TBOC.

The agreement of limited partnership of First Cash Credit, Ltd. and First Cash, Ltd. provide that each partnership shall indemnify its general partner, including advancement of expenses, but only to the extent that the partnership assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of partnership affairs, but excluding those caused by the negligence or willful misconduct of the general partner. The certificate of limited partnership of First Cash Credit, Ltd. and First Cash, Ltd. do not contain specific provisions for the indemnification of their respective general partners.

The Texas Limited Liability Company Law

First Cash Credit Management, L.L.C. is a limited liability company organized under the laws of the State of Texas.

Section 101.402 of the Texas Limited Liability Company Act provides that a limited liability company may indemnify members, managers, officers, and assignees of membership interests in the company and may also pay in advance or reimburse expenses incurred by such persons. Section 7.001(d)(3) of the TBOC provides that a limited liability company by its certificate of formation or company agreement may permit the limitation or elimination of liability of a governing person to the organization or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person. However, such limitation or elimination of liability is not authorized to the extent the person is found liable under applicable law for (1) a breach of the person’s duty of loyalty, if any, to the organization or its owners or members, (2) an act or omission not in good faith that (A) constitutes a breach of duty of the person to the organization or (B) involves intentional misconduct or a knowing violation of law, (3) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (4) an act or omission for which the liability of a governing person is expressly provided by an applicable statute. Section 7.001(d)(3) also provides that such liability of a governing person may be limited or eliminated to the additional extent permitted under Section 101.401 of the Texas Limited Liability Company Act.

The regulations of First Cash Credit Management, L.L.C. provide for the indemnification of the company’s managers, including advancement of expenses, but only to the extent that the assets of the company are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of the company’s affairs, but excluding those caused by the gross negligence or willful misconduct of the manager. The foregoing indemnification specifically includes those claims that arise out of the indemnified party’s sole, joint or contributory negligence, but specifically excludes those claims that arise out of the indemnified party’s willful misconduct, fraud or gross negligence. The articles of organization of First Cash Credit Management, L.L.C.

provide that the liability of each manager of the company shall be eliminated or limited to the fullest extent permitted by any applicable law, as so amended from time to time.

Indemnification Agreements

The foregoing descriptions in this Item 20 are only a general summary of certain aspects of Delaware, Colorado, Maryland, and Texas law and the governing documents of First Cash and each of the Guarantors, and do not purport to be complete. Such descriptions are qualified in their entirety by reference to the detailed provisions of applicable state law and the governing documents of First Cash and each of the Guarantors.

Employment / Consulting Agreements

First Cash’s Amended and Restated Employment Agreement with Rick L. Wessel provides that First Cash shall indemnify Mr. Wessel to the maximum permitted by the law of the state of First Cash’s incorporation, and by the law of the state of incorporation of any subsidiary of First Cash of which Mr. Wessel is a director or an officer or employee, as the same may be in effect from time to time. First Cash’s Consulting Agreement with Phillip E. Powell provides that First Cash shall indemnify Mr. Powell to the maximum permitted by the law of the state of First Cash’s incorporation, and by the law of the state of incorporation of any subsidiary of First Cash of which Mr. Powell is a director.

Insurance

All of the First Cash entities maintain insurance providing for indemnification of their directors, officers, members, managers and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain conditions.

Item 21. Exhibit and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are filed herewith or incorporated by reference herein:

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended Certificate of Incorporation of First Cash Financial Services, Inc.	DEF 14A	0-19133	A	04/29/2004

3.2	Amended Bylaws of First Cash Financial Services, Inc.	10-K	0-19133	3.2	03/31/2000

3.3	Articles of Incorporation of College Park Jewelers, Inc., as amended					x

3.4	Amended and Restated Bylaws of College Park Jewelers, Inc.					x

3.5	Articles of Incorporation of Famous Pawn, Inc.					x

3.6	By-Laws of Famous Pawn, Inc.					x

3.7	Articles of Incorporation of FCFS CO, Inc.					x

3.8	Bylaws of FCFS CO, Inc.					x

3.9	Certificate of Incorporation of First Cash Corp.					x

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.10	Bylaws of First Cash Corp.					x

3.11	Certificate of Limited Partnership of First Cash Credit, Ltd.					x

3.12	Agreement of Limited Partnership of First Cash Credit, Ltd.					x

3.13	Certificate of Limited Partnership of First Cash, Ltd.					x

3.14	Agreement of Limited Partnership of First Cash, Ltd.					x

3.15	Certificate of Formation of First Cash Management, L.L.C., as amended					x

3.16	Limited Liability Company Agreement of First Cash Management, L.L.C.					x

3.17	Regulations of First Cash Credit Management, L.L.C.					x

3.18	Articles of Organization of First Cash Credit Management, L.L.C.					x

3.19	Articles of Incorporation of King Pawn, Inc.					x

3.20	By-Laws of King Pawn, Inc.					x

3.21	Articles of Incorporation of LTS, Incorporated					x

3.22	Bylaws of LTS, Incorporated					x

3.23	Articles of Incorporation of Maryland Precious Metals Inc.					x

3.24	Amended and Restated Bylaws of Maryland Precious Metals Inc.					x

3.25	Articles of Incorporation of Mister Money – RM, Inc.					x

3.26	Bylaws of Mister Money – RM, Inc.					x

4.1	Common Stock Specimen	S-1	33-48436	4.2a	06/05/1992

4.2	Indenture, dated as of March 24, 2014, by and among First Cash Financial Services, Inc., the guarantors listed therein and BOKF, NA dba Bank of Texas (including the forms of note and notation of guarantee attached as exhibits thereto)	8-K	0-19133	4.1	03/25/2014

4.3	Registration Rights Agreement, dated as of March 24, 2014, by and among First Cash Financial Services, Inc., the guarantors listed therein and Wells Fargo Securities, LLC	8-K	0-19133	4.2	03/25/2014

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Alston & Bird LLP					x

5.2	Opinion of Holland & Hart LLP					x

10.1	Consulting Agreement – Phillip E. Powell*	10-K	0-19133	10.2	03/16/2005

10.2	First Cash Financial Services, Inc. 1999 Stock Option Plan*	S-3	333-71077	10.63	01/25/1999

10.3	Executive Incentive Compensation Plan*	DEF 14A	0-19133	A	04/30/2003

10.4	First Cash Financial Services, Inc. 2004 Long-Term Incentive Plan*	DEF 14A	0-19133	A	04/29/2004

10.5	Amendment to Consulting Agreement – Phillip E. Powell*	10-K	0-19133	10.12	03/16/2007

10.6	Amended and Restated Employment Agreement – Rick L. Wessel*	10-Q	0-19133	10.1	11/09/2007

10.7	Amendment No. 2 to Consulting Agreement – Phillip E. Powell*	10-Q	0-19133	10.1	05/05/2010

10.8	Amendment No. 1 to First Amended and Restated Employment Agreement – Rick L. Wessel*	10-Q	0-19133	10.2	05/05/2010

10.9	Employment Agreement – R. Douglas Orr*	10-Q	0-19133	10.4	05/05/2010

10.10	First Cash Financial Services, Inc. 2011 Long-Term Incentive Plan*	DEF 14A	0-19133	A	04/28/2011

10.11	Membership Interest Purchase Agreement – BBR Unlimited, LLC	8-K	0-19133	10.1	01/17/2012

10.12	First Cash 401(k) Profit Sharing Plan, as amended effective as of October 1, 2010 (executed on August 5, 2010)	S-8	333-106881	4(g)	05/31/2012

10.13	Membership Interest, Stock and Asset Purchase Agreement – Mister Money	8-K	0-19133	10.1	06/20/2012

10.14	Stock Purchase Agreement – LTS, Incorporated	8-K	0-19133	10.1	08/16/2012

10.15	Amended and Restated Credit Agreement	8-K	0-19133	10.1	09/13/2012

10.16	Asset Purchase Agreement – O’Pak Credit LP, Pro Pawn LP and Milar Credit LP	8-K	0-19133	10.1	06/28/2013

10.17	Amendment No. 2 to First Amended and Restated Employment Agreement – Rick L. Wessel*	10-Q	0-19133	10.2	07/25/2013

10.18	Amendment No. 1 to Employment Agreement – R. Douglas Orr*	10-Q	0-19133	10.3	07/25/2013

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.19	Second Amendment to Amended and Restated Credit Facility, dated September 30, 2013, between First Cash Financial Services, Inc. and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Texas Capital Bank, National Association, BOKF, N.A. and Amegy Bank National Association	8-K	0-19133	10.1	10/02/2013

10.20	Credit Agreement, dated February 5, 2014, among First Cash Financial Services, Inc., certain subsidiaries of First Cash Financial Services, Inc. from time to time party thereto, the lenders party thereto, and Wells Fargo Bank, National Association	8-K	0-19133	10.1	02/07/2014

10.21	Amendment No. 3 to First Amended and Restated Executive Employment Agreement of Rick L. Wessel	8-K	0-19133	10.1	06/12/2014

10.22	Amendment No. 2 to Employment Agreement of R. Douglas Orr	8-K	0-19133	10.2	06/12/2014

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges					x

21.1	Subsidiaries					x

23.1	Consent of Independent Registered Public Accounting Firm, Hein & Associates LLP					x

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)					x

23.3	Consent of Holland & Hart LLP (included in Exhibit 5.2)					x

24.1	Power of Attorney (included on First Cash Financial Services, Inc. signature page hereto)					x

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BOKF, NA dba Bank of Texas to act as trustee under the Indenture					x

99.1	Form of Letter of Transmittal (with Accompanying Substitute Form W-9 and related Guidelines)					x

99.2	Form of Letter to The Depository Trust Company Participants					x

99.3	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant from Beneficial Owner)					x

*	Indicates management contract or compensatory plan, contract or arrangement.

(b)	Financial Statement Schedules. All schedules are omitted because they are inapplicable or the required information is shown in the financial statements or the notes thereto.

Item 22. Undertakings.

(a)	Rule 415 Offering. Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Response to Requests for Information Incorporated by Reference. Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Provision of Subsequent Information. Each undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FIRST CASH FINANCIAL SERVICES, INC.

By:	/s/ R. Douglas Orr
Name:	R. Douglas Orr
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rick L. Wessel and R. Douglas Orr, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 27, 2014	By:	/s/ Gabriel Guerra Castellanos
	Name:	Gabriel Guerra Castellanos
	Title:	Director

Date: June 27, 2014	By:	/s/ Mikel D. Faulkner
	Name:	Mikel D. Faulkner
	Title:	Director

Date: June 27, 2014	By:	/s/ Randel G. Owen
	Name:	Randel G. Owen
	Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

COLLEGE PARK JEWELERS, INC.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FAMOUS PAWN, INC.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FCFS CO, INC.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FIRST CASH CORP.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FIRST CASH CREDIT, LTD.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Manager (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Manager (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FIRST CASH, LTD.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Manager (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Manager (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FIRST CASH MANAGEMENT, L.L.C.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Manager (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Manager (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

FIRST CASH CREDIT MANAGEMENT, L.L.C.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Manager (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Manager (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

KING PAWN, INC.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

LTS, INCORPORATED

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

MARYLAND PRECIOUS METALS INC.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 27, 2014.

MISTER MONEY – RM, INC.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: June 27, 2014	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	President and Director (Principal Executive Officer)

Date: June 27, 2014	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Secretary and Director (Principal Financial and Accounting Officer)

Date: June 27, 2014	By:	/s/ Anna M. Alvarado
	Name:	Anna M. Alvarado
	Title:	Director